Exhibit 10.13

AVALON PHARMACEUTICALS INC.
(FORMALLY THERAPEUTIC GENOMICS, INC.)
AMENDED AND RESTATED 1999 STOCK PLAN, AS OF OCTOBER 15, 2001
(PURSUANT TO BOARD RESOLUTION
AND SHAREHOLDER CONSENT AS OF OCTOBER 15, 2001
AND BOARD RESOLUTION AS OF APRIL 6, 2005)

1.	Purpose

     The purpose of this plan (this “Plan”) is to secure for Avalon Pharmaceuticals, Inc. (the “Company”), and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company’s future growth and success. Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code, as amended or replaced from time to time (the “Code”). Those provisions of this Plan which make express reference to Section 422 of the Code shall apply only to Incentive Stock Options (as that term is defined in this Plan).

2.	Type of Options and Grants: Administration

     (a) Types of Options. Options granted pursuant to this Plan (“Options”) shall be authorized by the board of directors of the Company (the “Board of Directors”), or the Committee, as defined below, and may be either incentive stock options issued in accordance with Section 422 of the Code (“Incentive Stock Options”) or non-statutory options which are not intended to meet the requirements of Section 422 of the Code (“Non-Qualified Options”).

     (b) Purchase Rights. Pursuant to this Plan, eligible persons may be granted opportunities to make direct purchases of the Company’s Common Stock (“Purchase Rights”). Purchase Rights shall be authorized by the Board of Directors or the Committee, as defined below.

     (c) Awards. Pursuant to this Plan, eligible persons may be granted awards of the Company’s common stock (“Awards”). Awards shall be authorized by the Board of Directors or the Committee, as defined below.

     (d) Granting of An Option, Purchase Right or Award. Options, Purchase Rights and Awards may be granted under this Plan at any time on or after December 1, 1999 and prior to December 1, 2009 but in no event, unless otherwise decided by the Board, shall grants granted during this period of time have a period of exercise greater than ten years commencing from the date of grant. The date of grant of an Option, a Purchase Right or an Award under this Plan will be the date specified by the Board of Directors at the time it grants such Option, Purchase Right or Award, except that such date shall not be prior to the date on which the Board of Directors approves the grant.

     (e) Administration.

     (i) This Plan will be administered by the Board of Directors, and its construction and interpretation of the terms and provisions of this Plan shall be final and conclusive. The Board of Directors may in its sole discretion (A) grant options to purchase shares of the Company’s Common Stock, and issue shares upon exercise of such Options as provided in this Plan, (B) grant Purchase Rights and issue shares upon the exercise of such Purchase Rights, and (C) grant Awards and issue shares pursuant to such Awards. Subject to the express provisions of this Plan, the Board of Directors shall have authority to construe the respective option agreements and this Plan; to prescribe, amend and rescind rules and regulations relating to this Plan; to determine the terms and provisions of the respective option agreements, which need not be identical; and to make all other determinations, in the judgment of the Board of Directors, that may be necessary or desirable for the administration of this Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any option agreement, purchase agreement or other agreement in the manner and to the extent it shall deem expedient to carry this Plan into effect; and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under this Plan made in good faith. To the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) or any successor rule (“Rule 16b-3”)), the Board of Directors may delegate any or all of its powers under this Plan to a committee (the “Committee”) appointed by the Board of Directors. If a Committee is so appointed, all references in this Plan to the Board of Directors shall mean and relate to such Committee.

     (ii) Committee Action. The Committee may select one of its members as its chair, and shall hold meetings at such time and places as it may determine. Acts by a majority of the members of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee. All references in this Plan to the Committee shall mean the Board of Directors if no Committee has been appointed. From time to time, the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer this Plan.

     (iii) Grant of Options, Purchase Rights and Awards to Members of the Board of Directors. Options, Purchase Rights and Awards may be granted to members of the Board of Directors consistent with the provisions of paragraph 2(e)(i), if applicable. All grants of Options, Purchase Rights and Awards made to members of the Board of Directors shall be made in all other respects in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of paragraph 2(e)(i), members of the Board of Directors who are either (A) eligible for Options, Purchase Rights or Awards or (B) have been granted Options, Purchase Rights or Awards may vote on any matters affecting the administration of this Plan or on the grant, other than a grant to himself, of any Option, Purchase Right or Award. Notwithstanding that, any such member may be counted in determining the existence of a quorum at any meeting of the Board of Directors during which action may be taken with respect to the grant to him of any Option, Purchase Right or Award.

     (f) Applicability of Rule 16b-3. Those provisions of this Plan, which make express reference to Rule 16b-3, shall apply only to those persons who are required to file reports under Section 16(a) of the Exchange Act (a “Reporting Person”).

3.	Eligibility

     (a) General. Options, Purchase Rights and Awards may be granted to persons who, at the time of grant or award, are employees, officers or directors of, or consultants or advisors to, the Company, provided that the class of employees eligible to receive Incentive Stock Options shall be limited to employees of the Company eligible to receive Incentive Stock Options under the Code. A person who has been granted an Option, Purchase Right or Award, if he or she is otherwise eligible, may be granted additional Options, Purchase Rights or Awards if the Board of Directors shall so determine.

     (b) Grants to Directors, and Officers. From and after the registration of the Common Stock of the Company under the Exchange Act, an Option, Purchase Right or Award may be granted to a director or an officer of the Company (as the terms “director” and “officer” are defined for purposes of Rule 16b-3) only if the timing of such grant, the exercise price or the purchase price of such Option, Purchase Right or Award and the number of shares subject to such Option, Purchase Right or Award is determined either (A) by the full Board of Directors, or (B) by a Committee that is composed solely of two or more Non-Employee Directors (as hereinafter defined), For the purposes of this Plan, a director shall be deemed to be a “Non- Employee Director” only if such person qualifies as a “Non-Employee Director” within the meaning of Rule 16b-3; as such term is interpreted from time to time.

4.	Stock Subject to Plan

     Subject to adjustment as provided in paragraph 15, the maximum number of shares of Common Stock of the Company which may be issued and sold under this Plan is 2,575,000 shares. If an Option, Purchase Right or Award granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option, Purchase Right or Award shall be available for subsequent grants under this Plan. If shares issued upon exercise of an Option, Purchase Right or Award under this Plan are accepted by the Company when tendered in payment of the exercise price of an Option, Purchase Right or Award granted under this Plan, such shares shall be available for subsequent grants under this Plan, except that in no event shall (A) the total number of shares issued pursuant to the exercise of Incentive Stock Options under this Plan, on a cumulative basis, exceed the maximum number of shares authorized for issuance under this Plan exclusive of shares made available for issuance pursuant to this sentence or (B) the total number of shares issued pursuant to the exercise of Options, Purchase Rights or Awards by Reporting Persons, on a cumulative basis, exceed the maximum number of shares authorized for issuance under this Plan exclusive of shares made available for issuance pursuant to this sentence.

5.	Forms of Agreements

     As a condition to the grant of an Option, Purchase Right or Award under this Plan, each recipient of such grant shall execute an option agreement, purchase agreement, stock restriction agreement or other agreement in such form not inconsistent with this Plan as may be approved by the Board of Directors. Such agreements may differ among recipients.

6.	Purchase Price.

     (a) General. The purchase price per share of stock deliverable upon the exercise of an Option, Purchase Right or Award shall be determined by the Board of Directors, provided that, in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in paragraph 11(b).

     (b) Payment of Purchase Price. Options, Purchase Rights or Awards granted under this Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such Options, Purchase Rights or Awards, or, to the extent provided in the applicable option agreement, (A) by delivery to the Company of shares of Common Stock of the Company already owned by the grant holder having a fair market value equal in amount to the exercise price of the Options, Purchase Rights or Awards being exercised, (B) at the discretion of the Board of Directors and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of an Option, Purchase Right or Award and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the grant holder’s direction at the time of exercise, (C) by any other means (including, without limitation, by delivery of a promissory note of the grant holder payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of this Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board) or (D) by any combination of such methods of payment. The fair market value of any shares of Common Stock or other non-cash consideration which may be delivered upon exercise of an Option, Purchase Right or Award shall be determined by the Board of Directors.

     (c) Determination of Fair Market Value. If, at the time an Option, Purchase Right or Award is granted, Common Stock is publicly traded, “fair market value” shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date such Option, Purchase Right or Award is granted; and shall mean (A) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (B) the last reported sale price (on that date) of the Common Stock on the Nasdaq Stock Market, if the Common Stock is not then traded on a national securities exchange; or (C) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq Stock Market. If the Common Stock is not publicly traded at the time an Option, Purchase Right or Award is granted, “fair market value” shall be deemed to be the fair value of the Common Stock as determined by the Board of Directors after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Company’s capital stock in private transactions negotiated at arm’s length.

7.	Exercise Period

     Each Option, Purchase Right or Award and all rights thereunder shall expire on such date as shall be set forth in the applicable agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted. In all cases, options shall be subject to earlier termination as provided in this Plan.

8.	Exercise of Options, Purchase Rights or Awards

     Each Option, Purchase Right or Award granted under this Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such Option, Purchase Right or Award, subject to the provisions of this Plan.

9.	Nontransferability of Options

     Incentive Stock Options, and all other Options granted to Reporting Persons, shall not be assignable or transferable by the grant holder, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the grant holder, shall be exercisable only by the grant holder, except that Non-Qualified Options may be transferred pursuant to a qualified domestic relations order (as defined in the Code).

10.	Effect of Termination of Employment or Other Relationship

     (a) Except as provided in paragraph 11(d) or 10(b) as to Incentive Stock Options, and subject to the provisions of this Plan, the Board of Directors shall determine the period of time during which a grant holder may exercise an Option, Purchase Right or Award following (A) the termination of the holder’s employment or other relationship with the Company or (B) the death or disability of the holder. Such periods shall be set forth in the agreement evidencing such Option, Purchase Right or Award.

     (b) Subject to paragraphs 11(d) and 25, if a holder of an Incentive Stock Option ceases to be employed by the Company other than by reason of death or disability, as defined in paragraph 11(d), no further installments of his Incentive Stock Options shall become exercisable; and his Incentive Stock Options shall terminate after the passage of three (3) months from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such Incentive Stock Options (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 22. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service), provided that such leave does not exceed ninety (90) days or such longer period during which such holder’s right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Board of Directors shall not be considered an interruption of employment under this Plan, provided that such written approval contractually obligates the Company to continue the employment of such holder after the approved period of absence. Incentive Stock Options granted under this Plan shall not be affected by any change of employment within or among the Company, so long as such holder continues to be an employee of the Company, Nothing in this Plan shall be deemed to give any holder of any Option, Purchase Right or Award the right to be retained in employment or other service by the Company for any period of time.

11.	Incentive Stock Options

     Options granted under this Plan, which are intended to be Incentive Stock Options, shall be subject to the following additional terms and conditions:

     (a) Express Designation. All Incentive Stock Options granted under this Plan shall be specifically designated as such, at the time of grant, in the option agreement covering such Incentive Stock Options.

     (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under this Plan is the owner, at the time of the grant of such option, of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then (A) the purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and (B) the option exercise period shall not exceed five years from die date of grant.

     (c) Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under this Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

     (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the grant holder is, and has been continuously since the date of grant of his or her Option, employed by the Company, except that (A) an Incentive Stock Option may be exercised within the period of three (3) months after the date the grant holder ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), although the agreement with respect to such Option may designate a longer exercise period and may provide that the exercise after such three-month period shall be treated as the exercise of a Non-Qualified Option under this Plan; (B) if the grant holder dies while in the employ of the Company, or within three (3) months after the grant holder ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of twelve (12) months after the date of death (or within such lesser period as may be specified in the applicable option agreement); and (C) if the grant holder becomes disabled while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the grant holder ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement). For the purposes of this Plan, the term “disabled” or “disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code. For all purposes of this Plan and any Option granted hereunder, “employment” shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.	Additional Provisions

     (a) Additional Provisions. The Board of Directors, in its sole discretion, may include additional provisions in agreements covering Options, Purchase Rights or Awards granted under this Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to grant holders upon exercise of Options, Purchase Rights or Awards, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of this Plan and that such additional provisions shall not cause any Incentive Stock Option granted under this Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     (b) Acceleration, Extension, Etc. The Board of Directors, in its sole discretion, may (A) accelerate the date or dates on which all or any particular Option, Purchase Right or Award granted under this Plan may be exercised or (B) extend the dates during which all, or any particular, Option, Purchase Right or Award granted under this Plan may be-exercised, provided that no such extension shall be permitted (i) if it would cause this Plan to fail to comply with Section 422 of the Code or (ii) if it would cause such Option, Purchase Right or Award to fail to comply with Rule 16b-3.

13.	General Restrictions

     (a) Investment Representations. The Company may require any holder of a grant of an Option, Purchase Right or Award, as a condition of exercising such Option, Purchase Right or Award, to give written assurances, in substance and form satisfactory to the Company, to the effect that such holder is acquiring the Common Stock subject to the Option, Purchase Right or Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effect as the Company deems necessary or appropriate to comply with federal and applicable state securities laws or to comply with covenants or representations made by the Company in connection with any public offering of its Common Stock.

     (b) Compliance With Securities Laws. Each Option, Purchase Right or Award shall be subject to the requirement that if counsel to the Company shall determine at any time that the listing, registration or qualification of the shares subject to such Option, Purchase Right or Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Purchase Right or Award may not be exercised, in whole or in part, unless such listing, registration, qualification, consent, approval, disclosure or satisfaction shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval or to make such disclosure or to satisfy such condition.

14. Rights as a Shareholder

     The holder of an Option, Purchase Right or Award shall have no rights as a shareholder with respect to any shares covered by the Option, Purchase Right or Award (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15.	Adjustment Provisions for Recapitalizations and Related Transactions

     (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the Company’s assets, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (A) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (B) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under this Plan, (y) the number and kind of shares or other securities subject to any then outstanding Options, Purchase Rights or Awards under this Plan, and (z) the price for each share subject to any then outstanding Options, Purchase Rights or Awards under this Plan, without changing the aggregate purchase price as to which such Options, Purchase Rights or Awards remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this paragraph 15 if such adjustment would cause this Plan to fail to comply with Section 422 of the Code or would cause any Option, Purchase Right or Award to fail to comply with Rule 16b-3.

     (b) Board Authority to Make Adjustments. Any adjustments under this paragraph 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under this Plan on account of any such adjustments.

16.	Merger, Consolidation, Asset Sale, Liquidation, etc.

     (a) General. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity (in each case, a

“Sale Transaction”) or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company may take, in its discretion, any one or more of the following actions as to outstanding Options, Purchase Rights or Awards: (A) provide that such Options, Purchase Rights or Awards shall be assumed, or equivalent Options, Purchase Rights or Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (B) upon written notice to the grant holder provide that all unexercised Options, Purchase Rights or Awards will terminate immediately prior to the consummation of such Sale Transaction or liquidation unless exercised by the grant holder within a specified period following the date of such notice, (C) terminate all Options, Purchase Rights and Awards in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options, Purchase Rights and Awards (to the extent then exercisable) over the exercise price thereof, (D) terminate all Options, Purchase Rights and Awards in exchange for the right to participate in any stock option or other employee benefit plan of any successor corporation (giving proper credit to any grantee of an Option, Purchase Right or Award for that portion of any Option, Purchase Right and Award which has otherwise vested and become exercisable prior to any such Sale Transaction) (E) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the “Merger Price”), make or provide for a cash payment to the recipient equal to the difference between (x) the Merger Price times the number of shares of Common Stock subject to such outstanding Options, Purchase Rights or Awards (to the extent then exercisable at prices not in excess of the Merger Price) and (y) the aggregate exercise price of all such outstanding Options, Purchase Rights or Awards in exchange for the termination of such Options, Purchase Rights or Awards, or (F) provide that all or any portion of outstanding Options, Purchase Rights or Awards shall become exercisable in full immediately prior to such Sale Transaction or liquidation. The foregoing actions are subject in all instances to the approval of the Board of Directors and any accounting considerations for any transaction which the Board of Directors desires to treat as a “pooling of interests” transaction pursuant to the Accounting Principles Board (“APB”) Opinion No, 16, if any discretionary action by the Board of Directors would otherwise preclude the Company from accounting for any such Sale Transaction as a “pooling of interests” under Accounting Principles Board Opinion No. 16.

     (b) Substitute Options, Purchase Rights or Awards. The Company may grant Options, Purchase Rights or Awards under this Plan in substitution for Options, Purchase Rights or Awards held by employees of another corporation who become employees of the Company or a subsidiary of the Company as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company or by one of its subsidiaries of property or stock of the employing corporation. The Company may direct that substitute Options, Purchase Rights or Awards be granted on such terms and conditions, as the Board of Directors considers appropriate in the circumstances.

     (c) Provisions Of This Paragraph 16 Not In Limitation of Specific Terms In Option, Purchase Right or Award Instruments. Notwithstanding subparagraphs (a) and (b) of this paragraph 16, if an instrument evidencing an Option, Purchase Right or Award shall provide for a result that is more favorable to the holder of such instrument than the actions permitted to be taken by the Board of Directors pursuant to subparagraph 16(a) upon the occurrence of any of the events set forth therein, such instrument shall control. Without limiting the foregoing but subject to the last sentence of subparagraph 16(a), the Board of Directors, in its discretion, may take any action that is more favorable to the holder of an Option, Purchase Right or Award than the provision, which is provided in the instrument evidencing such Option, Purchase Right or Award.

17.	Modification of Incentive Stock Options

     Notwithstanding paragraph 15 or 16, the Board of Directors may refrain, in its sole discretion, from making any adjustments made pursuant to paragraph 15 or 16 with respect to Incentive Stock Options if the Board of Directors, after consulting with counsel for the Company, shall determine that such adjustments would constitute a “modification” of such Incentive Stock Options (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock Options.

18.	Dissolution or Liquidation

     Except as otherwise provided in paragraph 16, if a dissolution or liquidation of the Company shall be proposed, each Option, Purchase Right and Award will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board of Directors.

19.	Issuances of Securities

     Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options, Purchase Rights or Awards. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

20.	Fractional Shares

     No fractional shares shall be issued under this Plan; and the holder of an Option, Purchase Right or Award shall receive from the Company cash in lieu of the fair market value of such fractional shares.

21.	Conditions and Restrictions

     (a) If any person or entity owning restricted Common Stock obtained by exercise of an Option, Purchase Right or Award made hereunder receives shares or securities or cash in connection with a corporate transaction described in paragraph 15 or 16 as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock including but not limited to those restrictions set forth in Paragraph 13 herein with respect to which such shares or securities or cash were issued, unless otherwise determined by the Board of Directors.

     (b) Each shareholder agrees severally and not jointly, in connection with the registration of the Company’s initial public offering (“IPO”) that, upon the request of the Company and the underwriters managing such underwritten offering, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities without the prior written consent of the Company, for such period of time (not to exceed one hundred and eighty (180) days) from the effective date of such registration as the Company may specify, provided that all officers and directors of the Company and all other persons who are holders of 5% or more of the outstanding shares of stock of the Company are similarly restricted. This Paragraph 21(b) shall not apply however to any shares of Common Stock acquired by any shareholder in the open market after the IPO or any shares of Common Stock purchased by such shareholder in the IPO.

22.	Conversion of Incentive Stock Options into Non-Qualified Options; Termination of Incentive Stock Options

     The Board of Directors, at the written request or with the written consent of any holder of an Incentive Stock Option, may take such actions, in its discretion, as may be necessary to convert such holder’s Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the holder is an employee of the Company at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Incentive Stock Options. At the time of such conversion, the Board of Directors (with the consent of the grantee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Board of Directors in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in this Plan shall be deemed to give any holder the right to have such holder’s Incentive Stock Options converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board of Directors shall take appropriate action.

23.	Governmental Regulation

     The Company’s obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

24.	Notice to Company of Disqualifying Disposition

     By accepting an Inventive Stock Option granted under this Plan, each holder of an Incentive Stock Option thereby agrees to notify the Company in writing immediately after such holder makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option. Generally, a Disqualifying Disposition is any disposition (including any sale) of such Common Stock occurring on or before the later of the date (A) two years after the date the employee was granted the Incentive Stock Option, or (B) one year after the date the employee acquired Common Stock by exercising the Incentive Stock Option.

25.	No Exercise of an Option, Purchase Right or Award if Engagement or Employment Terminated for Cause

     If the employment of a holder of an Option, Purchase Right or Award is terminated for “Cause,” any Option, Purchase Right or Award shall terminate on the date of such termination and such Option, Purchase Right or Award shall thereupon not be exercisable to any extent whatsoever. “Cause” is conduct by the holder, as determined by the Board of Directors, constituting one or more of the following: (A) gross misconduct which is materially injurious to the Company; or (B) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in material economic loss, damage or injury to the Company; or (C) the unauthorized disclosure of any trade secret or confidential information of the Company or any third party who has a business relationship with the Company or the violation of any noncompetition covenant or assignment of inventions obligation with the Company; or (D) the commission of any act which induces any customer or prospective customer of the Company to break a contract with the Company or to decline to do business with the Company; or (E) the conviction of a felony involving any financial impropriety or which would materially interfere with the holder’s ability to perform his or her services for the Company or otherwise be injurious to the Company; or (F) the failure to perform in a material respect his or her employment obligations without proper cause. In making such determination, the Board of Directors shall act fairly and in utmost good faith. For the purposes of this paragraph 25, termination of employment shall be deemed to occur when the grantee receives notice that his employment is terminated.

26.	No Special Employment Rights

     Nothing contained in this Plan or in any Option, Purchase Right or Award shall confer upon any grant holder any right with respect to the continuation of his or her employment by the Company or any right to interfere in any way or at any time with the Company’s termination of such employment or the Company’s increase or decrease of the compensation of such holder.

27.	Other Employee Benefits

     Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an Option, Purchase Right or Award or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

28.	Amendment of this Plan

     (a) The Board of Directors, at any time and from time to time, may modify or amend this Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options the Board of Directors may not effect such modification or amendment without such approval.

     (b) The termination or any modification or amendment of this Plan shall not affect the rights of any grant holder under an Option, Purchase Right or Award without the consent of such holder. With the consent of the affected grant holder, the Board of Directors may amend outstanding agreements governing an Option, Purchase Right or Award in a manner not inconsistent with this Plan. The Board of Directors shall have the right to amend or modify (A) the terms and provisions of this Plan and of any outstanding Incentive Stock Options granted under this Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (B) the terms and provisions of this Plan and of any outstanding Options, Purchase Rights or Awards to the extent necessary to qualify any or all such Options, Purchase Rights or Awards for an exemption under Rule 16b-3.

29.	Withholding

     (a) The Company shall have the right to deduct from payments of any kind otherwise due to any grant holder any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options, Purchase Rights or Awards under this Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, a grant holder may elect to satisfy such obligations, in whole or in part, (A) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option, Purchase Right or Award or (B) by delivering to the Company shares of Common Stock already owned by the holder. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A grant holder who has made an election pursuant to this paragraph 29(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

     (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

30.	Cancellation and New Grant of Options Purchase Rights or Awards, Etc.

     The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected grant holders, (A) the cancellation of any or all outstanding Options, Purchase Rights or Awards under this Plan and the grant in substitution therefor of new Options, Purchase Rights or Awards under this Plan covering the same or different numbers of shares of Common Stock and having an exercise price per share which may be lower or higher than the exercise price per share of the canceled Options, Purchase Rights or Awards or (B) the amendment of the terms of any and all outstanding Options, Purchase Rights or Awards under this Plan to provide an exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding Options, Purchase Rights or Awards.

31.	Effective Date and Duration of this Plan

     (a) Effective Date. This Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under this Plan shall become exercisable unless and until this Plan shall have been approved by the Company’s shareholders. If such shareholder approval is not obtained within twelve months after such adoption, no Options previously granted under this Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to this Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in paragraph 28} shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to this Plan was required to enable the Company to grant such Incentive Stock Option to a particular grant holder) unless and until such amendment shall have been approved by the Company’s shareholders. If such shareholder approval is not obtained within twelve months of such adoption, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to this Plan was required to enable the Company to grant such Option to a particular grant holder. Subject to this limitation, Options, Purchase Rights or Awards may be granted under this Plan at any time after the effective date and before the date fixed for termination of this Plan.

     (b) Termination. Unless sooner terminated in accordance with paragraph 16, this Plan shall terminate, with respect to Incentive Stock Options only, upon the earlier of (A) the close of business on the day next preceding the tenth anniversary of the date of its adoption, by the Board of Directors, or (B) the date on which all shares available for issuance under this Plan shall have been issued pursuant to the exercise or cancellation of Options granted under this Plan. Unless sooner terminated in accordance with paragraph 16, this Plan shall terminate with respect to Options, Purchase Rights or Awards which are not Incentive Stock Options on the date specified in (B) above. If the date of termination is determined under (A) above, then Options, Purchase Rights or Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Options, Purchase Rights or Awards.

32.	Provision for Foreign Participants

     The Board of Directors, without amending this Plan, may modify Options, Purchase Rights or Awards granted to foreign nationals or persons employed outside the United States to take into account differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.